PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”). Execution version Novation Agreement in respect of (a) a memorandum of agreement; and (b) a bareboat charter each in respect of one bulk carrier with hull no. 0120837 Dated 10 July 20 23 (1) MOUNT MATTERHORN INC. (formerly known as EVEREST INC.) (as Seller) (2) (Jianxin Jinjiushiwu Leasing (Tianjin) Co., Ltd.) (as Original Buyer) (3) Compass Shipping 90 Corporation Limited (as New Buyer)

Contents Page 1 Definitions and Interpretation .................................................................................................. 4 2 Representations and Warranties ............................................................................................. 4 3 Conditions for novation and amendments ........................................................................... 6 4 Novation, confirmation and amendments ............................................................................ 7 5 Miscellaneous ............................................................................................................................... 10 6 Notices ........................................................................................................................................... 11 7 Governing Law and Arbitration ............................................................................................. 12 Schedule A Form of Effective Time Notice .............................................................................................. 13

3 Novation Agreement Dated 10 July 20 23 Between: (1) MOUNT MATTERHORN INC. (formerly known as EVEREST INC.), a company incorporated under the laws of The Republic of Liberia with registration number C-122822 whose registered address is 80, Broad Street, Monrovia, Liberia (the "Seller"); (2) (Jianxin Jinjiushiwu Leasing (Tianjin) Co., Ltd.), a company incorporated under the laws of The People's Republic of China whose registered address is Room 202, Office Area of Inspection Warehouse, No. 6262 Aozhou Road, Dongjiang Free Trade Port Zone, Tianjin Pilot Free Trade Zone, the People's Republic of China (the "Original Buyer"); and (3) Compass Shipping 90 Corporation Limited, a company incorporated under the laws of Hong Kong whose registered address is 5/F, Manulife Place, 384 Kwun Tong Road, Kowloon, Hong Kong (the "New Buyer"). Whereas: (A) Pursuant to a building contract dated 22 June 2021, as amended and supplemented pursuant to addendum no. 1 dated 22 June 2021, addendum no. 2 dated 29 June 2021 and addendum no. 4 dated 16 November 2022, as may be further amended, supplemented, novated or replaced from time to time, the "Building Contract"), on the terms and subject to the conditions of which New Times Shipbuilding Co., Ltd. (the "Builder") has agreed to design, engineer, build, launch, equip, complete, deliver and sell, and the Seller has agreed to purchase, one (1) new 210,000 DWT bulk carrier as further described in the Building Contract and bearing the Builder's hull number 0120837, along with all her appurtenances, associated equipment, materials, stores, spare parts and documentation (the "Vessel"), upon the terms and conditions therein. (B) By a memorandum of agreement in respect of the Vessel dated 20 April 2022 and made between the Original Buyer as buyer and the Seller as seller as amended and supplemented by side agreement no.1 dated 25 July 2022 (the "Original MOA"), the Original Buyer agreed to purchase and the Seller agreed to sell the Vessel pursuant to the terms and conditions therein. (C) By a bareboat charter in respect of the Vessel dated 20 April 2022 and made between the Original Buyer as owners and the Seller as bareboat charterers (the "Original Charter", together with the Original MOA, the "Original Documents"), the Original Buyer agreed to let and the Seller agreed to charter the Vessel immediately following her delivery under the Original MOA. (D) The Original Buyer wishes to transfer to the New Buyer, and the New Buyer wishes to assume, all of the rights and obligations of the Original Buyer under the Original Documents. The Seller is willing to agree to the substitution of the New Buyer in place of the Original Buyer in relation to those rights and obligations and to the release of the Original Buyer in respect of those rights and obligations, subject to and upon the terms and conditions of this Agreement.

4 Now it is hereby agreed as follows: 1 Definitions and Interpretation 1.1 Words and expressions having defined meanings in the Original Charter shall, except where otherwise defined herein, have the same meanings when used in this Agreement, and in this Agreement: "Actual Delivery Date" means the date of delivery of the Vessel by the New Buyer to the Seller under the Novated Charter. "Charter Agreements" means (a) the Original Charter, (b) the Novated Charter and (c) this Agreement. "Effective Time" means the date and time when all the conditions precedent set out in Clause 3.1 are satisfied or waived, as evidenced by a duly executed Effective Time Notice. "Effective Time Notice" means the notice to be signed and exchanged in accordance with clause 3.3 in the form set out in Schedule A. "MOA Agreements" means (a) the Original MOA, (b) the Novated MOA and (c) this Agreement. "Novated Charter" means the Original Charter as novated and amended by this Agreement. "Novated MOA" means the Original MOA as novated and amended by this Agreement. 1.2 In this Agreement: 1.2.1 words denoting the plural number include the singular and vice versa; 1.2.2 words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa; 1.2.3 references to Clauses and Schedules are references to clauses of, and schedules to, this Agreement; 1.2.4 references to this Agreement include the recitals to this Agreement; 1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement; and 1.2.6 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted; 1.3 The Seller and the New Buyer hereby designate this Agreement as a Transaction Document under the Novated Charter. 2 Representations and Warranties 2.1 Each party's representations and warranties

5 Each party represents and warrants to each of the other parties to this Agreement that the following statements are, at the date hereof, true and accurate: 2.1.1 it is duly incorporated under the laws of its country of incorporation and has full power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by the MOA Agreements and the Charter Agreements to which it is a party; 2.1.2 the execution, delivery and performance by it of the MOA Agreements and the Charter Agreements to which it is a party and the consummation of the transactions contemplated by the MOA Agreements and the Charter Agreements have been duly authorised by all necessary corporate action and do not contravene any applicable law, regulation or order binding on it or any of its assets or its constitutional documents; 2.1.3 neither the execution, delivery and performance by it of the MOA Agreements and the Charter Agreements to which it is a party nor the consummation of any of the transactions by it contemplated by the MOA Agreements and the Charter Agreements to which it is a party, require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, except such as have been obtained and are in full force and effect; and 2.1.4 the obligations assumed by it in the MOA Agreements and the Charter Agreements to which it is a party are legal, valid and binding upon it, subject to the general principles of equity and laws affecting creditors' rights generally. 2.2 Seller's representations and warranties The Seller represents to each of the other parties to this Agreement that the following statements are, as at the date hereof, true and accurate: 2.2.1 there are no disputes outstanding between the Seller and the Original Buyer under any Original Document, the Seller is not aware of any unremedied defaults under any Original Document or of any other fact or circumstance which would entitle the Seller to terminate or cancel any Original Document and the Seller has complied with the terms and conditions of each Original Document; and 2.2.2 no Original Document has been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Original Buyer and the Seller relating to the sale and leaseback of the Vessel. 2.3 Original Buyer's representations and warranties to New Buyer The Original Buyer represents and warrants to the New Buyer that the following statements are, at the date of this Agreement, true and accurate: 2.3.1 the Original Buyer has supplied the New Buyer with a true, complete and up-to- date copy of each Original Document; 2.3.2 there are no disputes outstanding between the Original Buyer and the Seller under any Original Document, the Original Buyer is not aware of any unremedied defaults by the Seller under any Original Document or of any other fact or

6 circumstance which would entitle the Original Buyer to terminate or cancel any Original Document and the Original Buyer has complied with the terms and conditions of each Original Contract; and 2.3.3 no Original Document has been amended, varied, cancelled, novated or terminated and represents the entire agreement between the Original Buyer and the Seller relating to sale and leaseback of the Vessel. 3 Conditions for novation and amendments 3.1 The novation of the Original Documents in accordance with Clause 4 is subject to the following conditions precedent: 3.1.1 an original of this Agreement being signed by all parties thereto; 3.1.2 each party to this Agreement delivering to each of the other parties to this Agreement: (a) copies of its constitutional documents; and (b) evidence that all necessary corporate action has been taken to authorise the execution, delivery and performance by that Party of this Agreement and all documents required to be given hereunder; 3.1.3 the New Buyer and the Seller receiving from the Original Buyer a copy of a deed of release and reassignment acceptable to the New Buyer duly executed by the Original Buyer, together with any notice of release and reassignment required under such deed of release and reassignment duly executed by the Original Buyer; and 3.1.4 (x) each of the following documents (in each case together with all other documents required by any of them according to their terms) being signed and left undated and (y) each company who is a party to the following documents confirming that each document to which it is a party can be dated immediately following the Effective Time: (a) a guarantee to be made by the Guarantor in favour of the New Buyer in respect of the Seller's obligations under the Novated MOA and the Novated Charter and the other Transaction Documents (as defined in the Novated Charter); (b) a share charge over the entire issued share capital of the Seller to be executed by the Chargor in favour of the New Buyer; (c) a deed of assignment in respect of the Vessel to be executed by the Seller in favour of the New Buyer in relation to certain of the Seller's rights and interests in and to (among other things) the Insurances, the Earnings and the Requisition Compensation (each as defined in the Novated Charter); (d) an account pledge agreement over the Earnings Account (as defined in the Novated Charter) and all amounts from time to time standing to the

7 credit of Earnings Account to be executed by the Seller in favour of the New Buyer; (e) an assignment in favour of the New Owner of all the Seller's rightm title and interest in and to, and all benefits accruing to the Seller under or pursuant to Article IX (Warranty of Quality) of the Building Contract and the Builder's acknowledgement to such assignment; (f) a commercial manager's undertaking to be executed by 2020 Bulkers Management AS and accepted by the New Owner; and (g) a technical manager' undertaking to be executed by OSM BERGEN DRY AS and accepted by the New Owners. 3.2 All documents and evidence delivered to the relevant party pursuant to Clause 3.1 shall: 3.2.1 be in form and substance acceptable to the receiving party (acting reasonably); 3.2.2 be accompanied, if required by the receiving party, by translations into the English language, certified in a manner acceptable to such party; and 3.2.3 if reasonably required the receiving party, be certified, notarised, legalised or attested in a manner acceptable to such party. 3.3 Effective Time Notice At the time when all the conditions precedent set out in Clause 3.1 are satisfied or waived then the Effective Time Notice shall be completed and executed by all the parties to this Agreement to evidence the Effective Time. 4 Novation, confirmation and amendments 4.1 In consideration of the mutual agreements and undertakings contained in this Agreement and for other valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties to this Agreement) it is hereby agreed that as and with effect from the Effective Time: 4.1.1 (a) the New Buyer assumes all the obligations and liabilities of the Original Buyer under the Original MOA and agrees to be bound by the terms of the Original MOA in every way as if the New Buyer were a party to the Original MOA in place of the Original Buyer; and (b) the New Buyer assumes all the obligations and liabilities of the Original Buyer under the Original Charter and agrees to be bound by the terms of the Original Charter in every way as if the New Buyer were a party to the Original Charter in place of the Original Buyer; 4.1.2 (a) the Seller releases and discharges the Original Buyer from all obligations, liabilities, claims and demands under the Original MOA and accepts the

8 liability of the New Buyer under the Original MOA in place of the liability of the Original Buyer; and (b) the Seller releases and discharges the Original Buyer from all obligations, liabilities, claims and demands under the Original Charter and accepts the liability of the New Buyer under the Original Charter in place of the liability of the Original Buyer; 4.1.3 (a) the New Buyer has the benefit of all the rights and claims of the Original Buyer under the Original MOA and the Seller agrees to be bound by the terms of the Original MOA in every way as if the New Buyer were a party to the Original MOA in place of the Original Buyer; and (b) the New Buyer has the benefit of all the rights and claims of the Original Buyer under the Original Charter and the Seller agrees to be bound by the terms of the Original Charter in every way as if the New Buyer were a party to the Original Charter in place of the Original Buyer; 4.1.4 (a) the Original Buyer releases and discharges the Seller from all obligations, liabilities, claims and demands under the Original MOA; and (b) the Original Buyer releases and discharges the Seller from all obligations, liabilities, claims and demands under the Original Charter of the Original Charter). 4.2 Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall subject the Seller to any liability to which it would not otherwise be subject under any Original Document or diminish in any way any rights or remedies to which the Seller would otherwise be entitled under any Original Document or modify in any respect the Seller's contractual rights and obligations under any Original Document. 4.3 Each party confirms and acknowledges that (a) the Original Buyer has paid to the Seller the Third Instalment, the Fourth Instalment and the Delivery Instalment (each as defined in the Original MOA), that (b) the Seller has paid to the Original Buyer each of the Initial Upfront Fee and the Additional Upfront Fee and that: 4.3.1 with effect from the Effective Time, the New Buyer's obligation to pay each of the Third Instalment, the Fourth Instalment and the Delivery Instalment (each as defined in the Novated MOA) shall be deemed satisfied; 4.3.2 the New Buyer shall pay to the Original Buyer an amount equal to the aggregate of the Third Instalment and the Fourth Instalment (i.e. USD13,683,400) on a date the New Buyer and the Original Buyer may agree; 4.3.3 with effect from the Effective Time, the Seller's obligation to pay each of Initial Upfront Fee and the Additional Upfront Fee (each as defined in the Novated Charter) shall be deemed satisfied.

9 4.4 With effect from the Effective Time, the Original MOA shall be, and shall be deemed to have been, amended as follows: 4.4.1 in clause 23 (Notices) the stated address and email address of the "Buyers" shall be replaced with the following: "Compass Shipping 90 Corporation Limited Address: 11th Floor, Building 4, ChangAnXingRong Center, No.1 Naoshikou Street, Xicheng District, Beijing, China 100031 Email: [***; ***] Attention: [***/***];" 4.4.2 in clause 23 (Notices) the stated address and email address of the "Sellers" shall be replaced with the following: MOUNT MATTERHORN INC. Address: c/o 2020 Bulkers Management AS, Tjuvholmen allé 3, 0252 Oslo, Norway Email: [*** / ***] Attention: [*** /***] 4.5 With effect from the Effective Time, the Original Charter shall be, and shall be deemed to have been, amended as follows: 4.5.1 in clause 73 (Notices) the stated address and email address of the "Owners" shall be replaced with the following: "Compass Shipping 90 Corporation Limited Address: 11th Floor, Building 4, ChangAnXingRong Center, No.1 Naoshikou Street, Xicheng District, Beijing, China 100031 Email: [***; /***] Attention:[***/***];" 4.5.2 in clause 73 (Notices) the stated address and email address of the "Charterers" shall be replaced with the following: MOUNT MATTERHORN INC. Address: c/o 2020 Bulkers Management AS, Tjuvholmen allé 3, 0252 Oslo, Norway Email: [*** / ***] Attention: [*** /***] 4.5.3 the following expression shall be inserted into clause 32 (Definitions) such that such new expression with the existing expressions in clause 32 (Definitions) shall be listed alphabetically:

10 ""Original Owners" means (Jianxin Jinjiushiwu Leasing (Tianjin) Co., Ltd.), a company incorporated under the laws of The People's Republic of China whose registered address is Room 202, Office Area of Inspection Warehouse, No. 6262 Aozhou Road, Dongjiang Free Trade Port Zone, Tianjin Pilot Free Trade Zone, the People's Republic of China."; 4.5.4 paragraph (a) of clause 34 shall be replaced with: "(a) The MOA By a memorandum of agreement dated 20 April 2022 made between the Original Owners (as buyers thereunder) and the Sellers (as sellers thereunder) as amended and supplemented by side agreement no. 1 dated 25 July 2022 entered into between the Original Owners, the Sellers and the Guarantor, as amended and novated by an novation agreement dated 10 July 2023 entered into between the Original Owners, the Sellers and the Owners (the "MOA"), the Owners have agreed to purchase and the Sellers have agreed to sell the Vessel subject to the terms and conditions therein."; and 4.5.5 Schedule 3 (List of Related Vessels and Relevant Information) shall be replaced with: " Name of Vessel Builder Related Owners Related Charterers Hull number 0120838 NEW TIMES SHIPBUILDING CO., LTD. Compass Shipping 91 Corporation Limited MOUNT NEBLINA INC. (formerly known as PARBAT INC.) Hull number 0120841 Compass Shipping 92 Corporation Limited MOUNT ELBRUS INC. (formerly known as KANGTEGA INC.) Hull number 0120842 Compass Shipping 93 Corporation Limited MOUNT DENALI INC. (formerly known as PUMORI INC.) Hull number 0120843 Compass Shipping 94 Corporation Limited MOUNT ACNCAGUA INC. (formerly known as KAMET INC.) Hull number 0120844 Compass Shipping 95 Corporation Limited MOUNT EMAI INC. (formerly known as MERA INC.) " 5 Miscellaneous 5.1 Counterparts

11 This Agreement may be executed in any number of counterparts each of which shall be original but which shall constitute the same instrument. 5.2 Amendments This Agreement may be amended only by an instrument in writing signed by all of the parties to this Agreement. 5.3 Waiver Any waiver of any right, power or privilege by any party to this Agreement shall be in writing signed by that party. No failure or delay by any party to this Agreement to exercise any right, power or privilege under this Agreement shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of that right, power or privilege preclude any further exercise of that right, power or privilege or of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law. 5.4 Third party rights A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 6 Notices 6.1 Every notice, request, demand or other communication under this Agreement shall be sent: 6.1.1 to the Seller at: MOUNT MATTERHORN INC. Address: c/o 2020 Bulkers Management AS, Tjuvholmen allé 3, 0252 Oslo, Norway Email: [*** / ***] Attention: [*** /***] 6.1.2 to the Original Buyer at: (Jianxin Jinjiushiwu Leasing (Tianjin) Co., Ltd.)

12 Address: 11th Floor, Building 4, ChangAnXingRong Center, No.1 Naoshikou Street, Xicheng District, Beijing, China 100031 Email: [***; ***] Attention: [***/***] 6.1.3 to the New Buyer at: "Compass Shipping 90 Corporation Limited Address: 11th Floor, Building 4, ChangAnXingRong Center, No.1 Naoshikou Street, Xicheng District, Beijing, China 100031 Email: [***;***] Attention: [***/***];" or in each case to such other person, address, email address or fax number as one party may notify in writing to the other parties to this Agreement. 7 Governing Law and Arbitration 7.1 This Agreement and any non-contractual obligations arising from or in connection with it are in all respects governed by and shall be interpreted in accordance with English law. 7.2 Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration in Hong Kong administered by the Hong Kong International Arbitration Centre ("HKIAC") under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. 7.3 The seat of the arbitration shall be Hong Kong. 7.4 The number of arbitrators shall be three. 7.5 The arbitration proceedings shall be conducted in English. 7.6 The law governing this Clause 7 shall be English law.

13 Schedule A Form of Effective Time Notice Novation Agreement dated [ ] 20[ ] (the "Agreement") in relation to hull no. 0120837 In accordance with Clause 3.3 of the Agreement, the parties to the Agreement hereby confirm that the conditions precedent set out in Clause 3.1 of the Agreement have been satisfied at [ ] hours on [ ] 20[ ]. For and on behalf of MOUNT MATTERHORN INC. (as Seller) For and on behalf of (as Original Buyer) (Jianxin Jinjiushiwu Leasing (Tianjin) Co., Ltd.) For and on behalf of Compass Shipping 90 Corporation Limited (as New Buyer)

14 In witness of which this Agreement has been duly executed and delivered as a Deed the day and year first before written. Signed and delivered ) as a Deed by ) MOUNT MATTERHORN INC. ) acting by [***] ) its duly authorized attorney-in-fact ) in the presence of: ) Witness signature: [***] ........... Name: [ * * * ] Address: [ ***] Signed and delivered ) as a Deed by ) ) (Jianxin Jinjiushiwu Leasing (Tianjin) ) Co., Ltd.) ) acting by ) ) its duly authorised ) ) in the presence of: ) Witness signature: .............................................. Name: Address: Signed and delivered ) as a Deed by ) Compass Shipping 90 Corporation ) Limited ) acting by ) ) its duly authorised ) ) in the presence of: ) Witness signature: .............................................. Name: Address:

In witness of which this Agreement has been duly executed and delivered as a Deed the day and year first before written. Signed and delivered ) as a Deed by ) MOUNT MATTERHORN INC. ) acting by ) ) its duly authorised ) ) in the presence of: ) Witness signature: ............................................ . Name: Address: Signed and delivered ) as a Deed by ) ) (Jianxin Jinjiushiwu Leasing (Tianjin) ) Co., Ltd.) ) acting by ) ) its duly authorised legal representative ) in the presence of: ) Witness signature: [***] Name: [***] Address: [***] Signed and delivered ) as a Deed by ) Compass Shipping 90 Corporation ) Limited ) acting by ) ) its duly authorised director ) in the presence of: ) Witness signature: [***] Name: [***] Address [***]